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                                                                       EXHIBIT 5

              OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

                                December 8, 2000

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304

    Re:  Hewlett-Packard Company
        Registration Statement on Form S-4

Ladies and Gentlemen:

    We have acted as special counsel to Hewlett-Packard Company, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 (File No. 333-49678), as filed with the Securities and Exchange Commission (the "Commission") on November 9, 2000, and Amendment No. 1 to the Registration Statement, filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "Act"), up to 13,585,937 shares (the "Shares") of common stock of the Company, par value $.01 per share (the "Common Stock"), issuable pursuant to the Agreement and Plan of Merger, dated as of October 24, 2000 (the "Merger Agreement"), by and among the Company, Beta Acquisition Corporation, a Delaware corporation ("Sub"), and Bluestone Software, Inc., a Delaware corporation ("Bluestone").

    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Merger Agreement; (iii) the Certificate of Incorporation and By-Laws of the Company, each as presently in effect; and (iv) certain resolutions adopted by the Board of Directors of the Company and the Executive Committee of the Board of Directors of the Company relating to the issuance of the Shares and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

    We do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of Delaware, including statutory and reported decisional law thereunder, and we do not express any opinion as to the effect of any other laws on the opinion stated therein.

    Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, upon (i) the consummation of the merger of Sub with Bluestone pursuant to the Merger Agreement, and (ii) the issuance of the Shares and delivery of certificates representing
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Hewlett-Packard Company
December 8, 2000
Page 2

the Shares in the form of the specimen certificates examined by us, signed manually by an authorized officer of the transfer agent and registrar of the Common Stock in the manner contemplated in the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

    This opinion is furnished by us, as special counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the Company.

                                          Very truly yours,

                                          /s/ SKADDEN, ARPS, SLATE,
                                            MEAGHER & FLOM LLP